Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

21-15

Derrick Jensen, CFO

Kip Rupp, CFA, IRC - Investors

Quanta Services, Inc.

(713) 629-7600

QUANTA SERVICES ANNOUNCES PRICING OF SENIOR NOTES OFFERING

HOUSTON – Sept. 9, 2021 – Quanta Services, Inc. (NYSE: PWR) announced today the pricing of its offering (the Offering) of (i) $500,000,000 aggregate principal amount of 0.950% senior notes due 2024 (the “2024 Notes”) at a price to the public of 99.946% of their face value, (ii) $500,000,000 aggregate principal amount of 2.350% senior notes due 2032 (the “2032 Notes”) at a price to the public of 99.939% of their face value and (iii) $500,000,000 aggregate principal amount of 3.050% senior notes due 2041 (together with the 2024 Notes and the 2032 Notes, the “Notes”) at a price to the public of 99.480% of their face value. The Offering is expected to close on September 23, 2021, subject to the satisfaction of customary closing conditions. Quanta intends to use the net proceeds from the Offering, together with borrowings under the term loan facility it is negotiating, which the company expects to enter following the closing of the Offering, as well as borrowings under its revolving credit facility or cash on hand, or a combination thereof, if necessary, to finance the cash portion of the consideration for its pending acquisition of Blattner Holding Company.

BofA Securities, Inc. and Wells Fargo Securities, LLC acted as joint book-running managers for the Offering.

The Offering is being made pursuant to an effective shelf registration statement on Form S-3 previously filed with the U.S. Securities and Exchange Commission (the “SEC”) on September 14, 2020, and only by means of a prospectus supplement and accompanying base prospectus. Copies of the prospectus supplement and accompanying base prospectus relating to the Offering may be obtained from BofA Securities, Inc., NC1-004-03-43, 200 North College Street, 3rd floor, Charlotte NC 28255-0001, Attn: Prospectus Department, Email: dg.prospectus_requests@bofa.com and Wells Fargo Securities, LLC toll-free at 1-800-645-3751. You may also obtain these documents free of charge by visiting the Electronic Data Gathering and Analysis Retrieval System (EDGAR) on the SEC’s website at www.sec.gov.

This news release does not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any offer, solicitation or sale of the Notes in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Quanta Services

Quanta Services is a leading specialized contracting services company, delivering comprehensive infrastructure solutions for the utility, communications, pipeline and energy industries. Quanta’s comprehensive services include designing, installing, repairing and maintaining energy and communications infrastructure. With operations throughout the United States, Canada, Australia and select other international markets, Quanta has the manpower, resources and expertise to safely complete projects that are local, regional, national or international in scope. For more information, visit www.quantaservices.com.

Forward Looking Statements

This press release (and any oral statements regarding the subject matter of this press release) contains forward-looking statements intended to qualify for the “safe harbor” from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements relating to the anticipated timing of the closing of the Offering, Quanta’s intended use of proceeds therefrom, the closing of the Blattner Acquisition, and Quanta’s entry into a new term loan facility, as well as statements reflecting expectations, intentions, assumptions or beliefs about future events and other statements that do not relate strictly to historical or current facts. Although Quanta’s management believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. These statements can be affected by inaccurate assumptions and by a variety of known and unknown risks and uncertainties that are difficult to predict or beyond Quanta’s control, including, among others, those described in the prospectus supplement and accompanying base prospectus relating to the Offering and other risks and uncertainties detailed in Quanta’s Annual Report on Form 10-K for the year ended Dec. 31, 2020, Quanta’s Quarterly Reports on Form 10-Q for the quarters ended Mar. 31, 2021 and Jun. 30, 2021 and any other documents that Quanta files with the SEC. For a discussion of these risks, uncertainties and assumptions, investors are urged to refer to Quanta’s documents filed with the SEC that are available through Quanta’s website at www.quantaservices.com or through EDGAR at www.sec.gov. Should one or more of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expressed or implied in any forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements, which are current only as of this date. Quanta does not undertake and expressly disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Quanta further expressly disclaims any written or oral statements made by any third party regarding the subject matter of this press release.